UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 27, 2023

Bright Health Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 900, Minneapolis, Minnesota	55437
Address of Principal Executive Office	(Zip Code)
(612) 238-1321
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

As previously disclosed, on June 29, 2023, Bright Health Group, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement by and among Molina Healthcare, Inc., a Delaware corporation (“Molina”), Bright Health Company of California, Inc., a California corporation (“BHCC”), Central Health Plan of California, Inc., a California corporation (“CHP”), Universal Care, Inc. d/b/a Brand New Day, a California corporation (“BND”), and the Company, as amended by that certain amendment thereto dated as of December 13, 2023, pursuant to which, among other things, BHCC agreed to sell to Molina all of its shares of capital stock in CHP and BND (such sale, the “CMA Disposition”).

On December 27, 2023, the Company, JPMorgan Chase Bank, N.A., as Collateral Agent and Administrative Agent (in each such capacity, the “Agent”) and as Issuing Bank under the Credit Agreement (as defined below), the financial institutions party thereto, as lenders (the “Lenders”), and the Guarantors party thereto entered into a letter agreement (the “Letter Agreement”) in relation to that certain Credit Agreement dated as of March 1, 2021 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among the Company, the Agent, the Lenders, and the other agents, arrangers and bookrunners identified therein. Pursuant to the Letter Agreement, in each case subject to the Agent’s receipt of (a) the payment in an amount equal to $273.5 million (the “Payoff Condition”) and (b) payment to the issuer (the “L/C Issuer”) of letters of credit outstanding under the Credit Agreement (the “Existing Letters of Credit”) cash in an amount equal to $24.1 million, which is equal to 105% of the aggregate face amount of the Existing Letters of Credit (the “Cash Collateral”), which shall be held by the Issuing Bank as collateral for the obligation of the Company to reimburse the Issuing Bank in an amount equal to the amount of any drawing under the Existing Letters of Credit and to pay certain fees in respect of Existing Letters of Credit until the Existing Letters of Credit have terminated or expired (collectively, the “L/C Condition”), (i) the Lenders and the Agent consented to the CMA Disposition (this clause (i), the “Consent”) and (ii) all liabilities, obligations and indebtedness of the Company and its applicable subsidiaries that are guarantors under the Credit Agreement and the other Loan Documents (collectively, the “Credit Documents”), other than customary obligations that survive termination of the Credit Agreement by their express terms and the Company’s obligations in respect of the Existing Letters of Credit, owing by the Company and such subsidiaries under the Credit Documents shall be released, discharged and satisfied in full, all liens securing the obligations under the Credit Agreement (other than in respect of the Cash Collateral) shall be terminated and all guarantees under the Credit Agreement shall be released (this clause (ii), the “Termination”).

Item 7.01    Regulation FD Disclosure.

On December 29, 2023, the Company issued a press release announcing the entry into the Letter Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8‑K.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information of exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated December 29, 2023
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HEALTH GROUP, INC.

Date:	December 29, 2023	By:	/s/ Jeff Craig
		Name:	Jeff Craig
		Title:	General Counsel and Corporate Secretary